Exhibit 10.1 February 6, 2026 Ryan D. Maynard 254 Canoe Hill Road New Canaan, Connecticut 06840 Dear Ryan: This letter agreement (the “Agreement”) sets forth the terms and conditions of your employment with Foghorn Therapeutics Inc. (the “Company”). This Agreement will be effective as of February 23, 2026. 1. POSITION AND DUTIES Your position shall be Chief Financial Officer. In this role, you will report to the Chief Executive Officer of the Company (the “CEO”) and perform the duties and responsibilities of your position, and such other duties as reasonably may be assigned to you from time to time consistent with your position. We anticipate that your employment will start on or before February 23, 2026 (the actual date you commence employment, the “Start Date”). You will not receive the benefits outlined under this Agreement until the Start Date. As a member of our team, we expect you to devote all of your professional and working time and energies to the business and affairs of the Company. You shall not engage in non-Company related business activities (including consulting activities, new board memberships and academic appointments) other than your current Board position with Iovance Biotherapeutics, Inc. without the prior written consent of the Board of Directors of the Company (the “Board”), the CEO, or their respective designees. You agree that, should you receive the Company’s consent to conduct any such non- Company related business activities, you shall conduct such activities so as not to interfere with the performance of your duties hereunder or violate the provisions of your Confidentiality Agreement (as defined below). You shall be employed on an at-will basis, which means that neither you nor the Company are guaranteeing this employment relationship for any specific period of time.

2. COMPENSATION During your employment hereunder, as compensation for all services performed for the Company and its affiliates, the Company will provide you with the following compensation and benefits: a. Salary. Your initial base salary shall be at a rate of $510,000 on an annualized basis, and shall be payable in accordance with the Company’s normal payroll practices. Your base salary shall be subject to adjustment from time to time by the Board or the Compensation Committee of the Board (the “Compensation Committee”), in its respective sole discretion. b. Annual Performance Bonus. In accordance with the Company’s annual bonus plan (as in effect from time to time), with respect to each fiscal year completed during your employment with the Company, you will be eligible to earn an annual bonus based upon the achievement, as determined by the Board or the Compensation Committee, in its respective sole discretion, of specified performance goals established by the Board or the Compensation Committee for such fiscal year. Your target annual bonus will be forty percent (40%) of your base salary. The annual bonus, to the extent earned, shall be paid to you no later than March 15 of the calendar year immediately following the calendar year to which it relates. Except as expressly provided below, you must be employed by the Company or on an approved leave of absence on the date of payment of the bonus in order to be eligible for and have earned the annual bonus. c. Signing Bonus. On the first regular Company payday following your Start Date, you shall receive a one-time signing bonus (the “Signing Bonus”) in the amount of $90,000, less required deductions for federal and state taxes and other required withholdings. If, prior to the first anniversary of your Start Date, you voluntarily terminate your employment and such voluntary termination does not qualify as a Resignation for Good Reason (as defined below) or your employment is terminated by the Company for Cause (as defined below), you shall repay the Signing Bonus in full within sixty (60) days following the date your employment terminates. d. Equity Grants. You shall be eligible for grants of stock options and other equity awards in the sole discretion of the Board or the Compensation Committee, subject to the terms and conditions of the Company’s equity incentive plan and any applicable award agreements. Specifically, but not in limitation of the foregoing, following your Start Date you will be eligible to be granted a stock option award (the “Option Award”), subject to the approval of the Board or the Compensation Committee and the terms and conditions of the Company’s equity incentive plan and the applicable award agreement, for the purchase of an aggregate of 400,000 shares of common stock of the Company, with an exercise price per share equal to the fair market value of a share of the common stock on the date of grant. The Option Award shall vest as to twenty five percent (25%) of the underlying shares on the first anniversary of the date of grant, and the remaining seventy five percent (75%) of the shares underlying the Option Award shall vest in equal quarterly installments on the first day of each calendar quarter for the twelve (12) quarters thereafter, in each case, subject to your continued employment with the Company through the applicable vesting date and the specific terms of the applicable award agreement. The Option Award shall be, to the maximum extent permissible, treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations thereunder. e. Benefits. You shall be eligible to participate in the Company’s benefit plans to the same extent as, and subject to the same terms, conditions and limitations applicable to, other Company employees of similar rank and tenure. These benefits may be modified, changed or eliminated from time to time at the sole discretion of the Company, and the provision of such benefits does not change your status as an at-will employee. Where a particular benefit is subject to a formal plan (for example, medical insurance or life insurance), eligibility to participate in and receive any particular benefit is governed solely by the applicable plan document. f. Travel Reimbursement and Lodging Allowance. The Company shall provide you with a monthly post-tax allowance of $3,200 per month for reasonable lodging expenses in the Watertown, Massachusetts vicinity. You shall submit reasonable expenses for reimbursement for your commute to the office location in Watertown, MA from your location in Connecticut. g. Expense Reimbursement. The Company shall reimburse you for all ordinary and reasonable out-of-pocket business expenses incurred in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time. You must submit any request for reimbursement no later than ninety (90) days following the date that such business expense is incurred. All reimbursements hereunder shall be made or provided in accordance with the requirements of Section 409A (“Section 409A”) of the Code and the rules and regulations thereunder, including, where applicable, the requirement that: (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year; (iii) the reimbursement of an eligible expense shall be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

3. SEVERANCE BENEFIT UPON CERTAIN TERMINATIONS OF EMPLOYMENT a. Termination Not in Connection with a Change in Control. Notwithstanding the at-will nature of the parties’ relationship, should you be subject to an Involuntary Termination other than an Involuntary Termination that occurs in the CIC Period (as defined below), then, conditioned upon your timely execution and non-revocation of a separation agreement containing a release of claims and other customary terms in the form provided by the Company (the “Release”) and compliance with your Confidentiality Agreement: (i) the Company shall provide you with a payment in an amount equal to nine (9) months of your then-current base salary, payable in the form of salary continuation over the nine- (9) month period following the date of separation, commencing on the first regular Company payday that is at least five (5) business days following the effective date of the Release; (ii) (A) if you properly elect to receive benefits under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or similar state law and (B) the premium subsidy described below is not illegal or discriminatory under the Code, the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act, then the Company shall provide you with nine (9) months of your COBRA premiums at the Company’s normal rate of contribution for employees for your coverage at the level in effect immediately prior to your termination, such premiums to be provided on a monthly basis; and (iii) the Company shall pay the amount of any annual bonus previously awarded to you by the Board or the Compensation Committee, as applicable, with respect to the calendar year concluded prior to the date of termination that remains unpaid as of the date of termination, which annual bonus shall be paid at the same time as bonuses are paid to active employees of the Company. b. Termination in Connection with a Change in Control. If you are subject to an Involuntary Termination that occurs in the CIC Period, then, conditioned upon your timely execution and non-revocation of the Release and compliance with your Confidentiality Agreement, in lieu of the payments and benefits provided under Section 3.a above: (i) the Company shall provide you with a payment in an amount equal to the sum of (A) your then- current base salary plus (B) your target annual bonus for the year in which termination occurs, which amount shall be payable in the form of salary continuation over the twelve- (12) month period following the date of separation, commencing on the first regular Company payday that is at least five (5) business days following the effective date of the Release; (ii) (A) if you properly elect to receive benefits under COBRA or similar state law and (B) the premium subsidy described below is not illegal or discriminatory under the Code, the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act, then the Company shall provide you with twelve (12) months of your COBRA premiums at the Company’s normal rate of contribution for employees for your coverage at the level in effect immediately prior to your termination, such premiums to be provided on a monthly basis; (iii) the Company shall pay the amount of any annual bonus previously awarded to you by the Board or the Compensation Committee, as applicable, with respect to the calendar year concluded prior to the date of termination that remains unpaid as of the date of termination, which annual bonus shall be paid at the same time as bonuses are paid to active employees of the Company; and (iv) the vesting and, if applicable, the exercisability of each of your outstanding time-based stock options and other equity awards under the Company’s equity incentive plan(s) shall be fully accelerated as of the effective date of the Release (with the vesting of any performance-based equity awards determined based on the terms of the award agreements governing such awards). c. Timing of Payments. Any severance payments paid under this Section 3 shall commence within sixty (60) days after the date of termination (or at such earlier time as provided in this Section 3), with the initial payment to include any amounts that would have been payable by their terms prior to such payment commencement date; provided, however, that if the sixty (60) day period begins in one calendar year and ends in a second calendar year, the severance payments shall begin to be paid following the last day of such sixty- (60) day period in the second calendar year. d. Other Termination Events. Should you voluntarily terminate your employment for any reason (other than a Resignation for Good Reason) or should your employment be terminated for Cause (whether before or after a Change of Control) or as a result of your death or disability, then you shall not be entitled to any severance payments described herein. Nothing in this Section 3 shall alter your status as an at-will employee. e. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings and be subject to the provisions set forth below: “Cause” means any one or more of the following actions: (i) your material breach of the terms of this Agreement or any other written agreement between you and the Company or any of its affiliates; (ii) your material dishonesty, willful misconduct, gross negligence or reckless conduct, in each case, in connection with the performance of your services to the Company or any of its affiliates; (iii) your commission of an act of fraud, theft, misappropriation or embezzlement; (iv) your indictment for, or pleading nolo contendere to, any crime involving moral turpitude or any felony; or (v) your material violation of a Company policy that had been previously provided to you in writing or your willful refusal to perform, or substantial negligence in the performance of, your assigned duties to the Company or any of its affiliates (other than as a result of your mental or physical impairment). For purpose of clauses (i), (ii) and (v), “Cause” shall only exist if: (y) the Company delivered to you a written description of the events or conditions giving rise to your termination for Cause; and (z) if curable, you have been given at least fifteen (15) days to cure such events or conditions and you fail to cure such events or conditions within such time period given. “Change of Control” means: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions; or (ii) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; notwithstanding the foregoing, no transaction or series of transactions shall constitute a Change of Control unless such transaction or series of transactions constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i). “CIC Period” means the period commencing on the date that is three (3) months prior to the date on which a Change of Control occurs and ending on the date that is twelve (12) months following such occurrence. “Involuntary Termination” means either (i) your Termination Without Cause or (ii) your Resignation for Good Reason. “Resignation for Good Reason” means a termination of your employment after one of the following conditions has come into existence without your consent: (i) a reduction in your base salary other than in connection with an across-the-board reduction affecting all similarly situated executives of the Company; (ii) a material diminution of your title, authority, duties or responsibilities; (iii) a material breach of this Agreement by Company; or (iv) a relocation of your principal workplace by more than fifty (50) miles. A Resignation for Good Reason shall not be deemed to have occurred unless you give the Company written notice of the condition within ninety (90) days after the condition comes into existence, the Company fails to remedy the condition within thirty (30) days after receiving your written notice and you terminate your employment within thirty (30) days after the end of the cure period. “Termination Without Cause” means a termination of your employment by the Company without Cause (and not as a result of your death or disability), provided you are willing and able to continue performing services within the meaning of Treasury Regulation Section 1.409A- 1(n)(1). 4. CONFIDENTIALITY AND OTHER OBLIGATIONS As part of your employment with the Company, you shall be exposed to, and provided with, valuable confidential and trade secret information concerning the Company and its present and prospective clients. As a result, in order to protect the Company’s legitimate business interests, you agree, as a condition of your employment on the terms of this Agreement, to enter into the Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement (the “Confidentiality Agreement”) attached as Exhibit A hereto. You must sign and return the Confidentiality Agreement in connection with the execution of this Agreement. You acknowledge and agree that the Confidentiality Agreement is being provided to you on the earlier of (a) the date that this formal offer of employment is extended to you and (b) ten (10) business days before the commencement of your employment with the Company and that you have been advised that you have the right to consult with counsel prior to executing such Confidentiality Agreement. 5. CERTIFICATION By signing this Agreement, you are certifying to the Company that: (i) your employment with the Company does not and shall not require you to breach any agreement entered into by you prior to employment with the Company (i.e., you have not entered into any agreements with previous employers that are in conflict with your obligations to the Company); (ii) to the extent you are subject to restrictive agreements with any prior employer that may affect your employment with the Company, you have provided us with a copy of that agreement; (iii) your employment with the Company does not violate any order, judgment or injunction applicable to you, and you have provided the Company with a copy of any such order, judgment, or injunction; and (iv) all facts you have presented to the Company are accurate and true, including all statements made to the Company pertaining to your education, training, qualifications, licensing and prior work experience on any job application, resume or c.v., or in any interview. The Company does not want you to disclose any confidential information belonging to a previous employer or to incorporate the proprietary information of any previous employer into the Company’s proprietary information and expects that you shall abide by restrictive covenants to prior employers.

6. SECTIONS 409A AND 280G OF THE CODE a. Notwithstanding any other provision of this Agreement to the contrary, if any amount (including imputed income) to be paid to you pursuant to this Agreement as a result of your termination of employment is “deferred compensation” subject to Section 409A of the Code, and if you are a “Specified Employee” (as defined under Section 409A of the Code and as determined by the Company) as of the date of your termination of employment hereunder, then, to the extent necessary to avoid the imposition of excise taxes or other penalties under Section 409A of the Code, the payment of benefits, if any, scheduled to be paid by the Company to you hereunder during the first six- (6) month period following the date of a termination of employment hereunder shall not be paid until the date which is the first business day after six (6) months have elapsed since your termination of employment for any reason other than death. Any deferred compensation payments delayed in accordance with the terms of this Section 6.a shall be paid in a lump sum after six (6) months have elapsed since your termination of employment. Any other payments shall be made according to the schedule provided for herein. b. If any of the benefits set forth in this Agreement are “deferred compensation” under Section 409A of the Code, any termination of employment triggering payment of such benefits must constitute a “separation from service” under Section 409A of the Code (after giving effect to the presumptions contained therein) before distribution of such benefits can commence. To the extent that the termination of your employment does not constitute a “separation from service” under Section 409A of the Code (as the result of further services that are reasonably anticipated to be provided by you to the Company at the time your employment terminates), any benefits payable under this Agreement that constitute “deferred compensation” under Section 409A of the Code shall be delayed until after the date of a subsequent event constituting a “separation from service” under Section 409A of the Code. For purposes of clarification, this Section 6.b shall not cause any forfeiture of benefits on your part but shall only act as a delay until such time as a “separation from service” occurs. c. It is intended that each installment of the payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Code. Neither the Company nor you shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A of the Code. d. This Agreement shall be interpreted and at all times administered in a manner that avoids the inclusion of compensation in income under Section 409A of the Code. Any provision inconsistent with Section 409A of the Code shall be read out of this Agreement. For purposes of clarification, this Section 6.d shall be a rule of construction and interpretation and nothing in this Section 6.d shall cause a forfeiture of benefits on the part of you. You acknowledge and agree that the Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including but not limited to consequences related to Section 409A of the Code, and that in no event shall the Company or any of its affiliates have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A of the Code. e. If any payment or benefit you would receive from the Company or one of its affiliates in connection with a Change of Control or otherwise, whether or not paid or provided under this Agreement (for purposes of this section, a “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G the Code; and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (y) the full amount of such Payment; or (z) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employments taxes, income taxes and the Excise Tax, results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. With respect to subsection (z), any such reduction shall be made in a manner that complies with Section 409A of the Code. 7. INDEMNIFICATION The Company shall indemnify and hold you harmless for any liability, including reasonable attorneys’ fees and costs, incurred by reason of any act or omission by you in your capacity as an employee and/or officer of the Company to the extent permitted by the Company’s certificate of incorporation, as amended. 8. GENERAL This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral or written agreements and understandings relating to the subject matter hereof. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto, and may be waived (or consent for the departure therefrom granted) only by a written document executed by the party entitled to the benefits of such terms or provisions. This Agreement may be executed in counterparts(and may be transmitted by email or other electronic delivery), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business. You may not assign your rights and obligations hereunder without the prior written consent of the Company and any such attempted assignment by you without the prior written consent of the Company shall be void. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision hereof in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal law of Massachusetts, without giving effect to the conflict of law principles of any jurisdiction. By entering into this Agreement, you agree that any action, demand, claim or counterclaim in connection with any aspect of your employment with the Company, or any separation of employment (whether voluntary or involuntary) from the Company, shall be brought in the courts of Massachusetts or of the United States of America for the District of Massachusetts, and shall be resolved by a judge alone, and you waive and forever renounce your right to a trial before a civil jury. [Remainder of Page Intentionally Left Blank]

Please sign below to acknowledge your acceptance of the terms of this Agreement. Keep one copy for your files and return one executed copy to the Company. Very Truly Yours, Foghorn Therapeutics Inc. /s/ Adrian Gottschalk By: Adrian Gottschalk Title: Chief Executive Officer Accepted and agreed: /s/ Ryan Maynard Name: Ryan Maynard Date: February 17, 2026

Exhibit A EMPLOYEE NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT (attached)